Exhibit 32.2

Aquila, Inc.

Chief Accounting Officer

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Beth A. Armstrong, certify that:

1.

Aquila, Inc.’s quarterly report on Form 10-Q for the quarterly period ending March 31, 2008 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Aquila, Inc.

Dated: May 7, 2008

/s/ Beth A. Armstrong
Beth A. Armstrong
Senior Vice President and

Chief Accounting Officer

Aquila, Inc.